UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2018, Coca-Cola Bottling Co. Consolidated (the “Company”) announced that on August 22, 2018 the Company’s Board of Directors (the “Board”) elected David M. Katz to be the Company’s President and Chief Operating Officer, effective December 31, 2018, and elected Henry W. Flint, the Company’s current President and Chief Operating Officer, to be Vice Chairman of the Board, also effective December 31, 2018. Following Mr. Katz’s succession to the position of President and Chief Operating Officer, Mr. Flint will remain a member of the Board and an officer of the Company. A copy of the Company’s news release announcing these changes is attached as Exhibit 99.1.

The Company also announced that on August 22, 2018 the Board elected Mr. Katz as a director of the Company effective December 31, 2018, with a term expiring at the Company’s 2019 annual meeting of stockholders, and that Mr. Katz will replace Mr. Flint as a member of the Executive Committee of the Board, also effective December 31, 2018.

Mr. Katz, age 49, has served in a variety of executive roles since joining the Company in January 2013. Since January 2018, he has served as the Company’s Executive Vice President and Chief Financial Officer. Prior to this, he served in a variety of roles, including Executive Vice President, Product Supply and Culture & Stewardship, Executive Vice President of human resources, product supply and culture and stewardship, Assistant to the Chairman, and Senior Vice President. Prior to joining the Company, Mr. Katz served in multiple roles with Coca-Cola Refreshments USA, Inc. (“CCR”) and its predecessor, Coca-Cola Enterprises, Inc. (“CCE”), including Senior Vice President Midwest Region for CCR and Vice President, Sales Operations for CCE’s East Business Unit. From 2008 to 2010, he also served as Chief Procurement Officer and as President and Chief Executive Officer of Coca-Cola Bottlers’ Sales and Services Company, LLC.

In connection with Mr. Katz’s election to President and Chief Operating Officer, the Compensation Committee of the Board approved certain changes to his compensation, all effective December 31, 2018. Mr. Katz’s base salary will increase from $625,000 to $700,000, his 2019 target bonus award under the Company’s Annual Bonus Plan will increase from 75% to 100% of his base salary, and his target award under the Company’s Long-Term Performance Plan for the 2019 – 2021 performance period will increase from 75% to 100% of his base salary. Mr. Katz has no family relationships with any director or executive officer of the Company, there are no arrangements or understandings between Mr. Katz and any other persons pursuant to which he was selected as the Company’s President and Chief Operating Officer or as a member of the Board, and there have been no transactions involving the Company and Mr. Katz that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

Mr. Flint, age 63, has been the President and Chief Operating Officer of the Company since August 2012 and a member of the Board since April 2007. Since joining the Company in 2004, Mr. Flint has served in a number of executive roles, including as Vice Chairman of the Board from April 2007 to August 2012, as Executive Vice President and Assistant to the Chairman from July 2004 to April 2007, and as Secretary of the Company from March 2000 to August 2012. In connection with the transition and Mr. Flint’s election to Vice Chairman of the Board, the Compensation Committee of the Board approved certain changes to his compensation, all effective December 31, 2018. Mr. Flint’s base salary as of December 31, 2018 will be $500,000, and he will not participate in future target bonus awards under the Company’s Annual Bonus Plan or Long-Term Performance Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Incorporated By Reference To
99.1	News Release, dated August 23, 2018.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: August 23, 2018	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III
Executive Vice President, General Counsel and Secretary